EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors

The Mosaic Company (formerly known as Global Nutrition Solutions, Inc.):

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the Amendment No. 4 to the prospectus.

/s/ KPMG LLP

Minneapolis, Minnesota

September 16, 2004